Exhibit 2.1







                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                                 SLEEPTEC, INC.

                        ST. PAUL VENTURE CAPITAL IV, LLC/
                        ST. PAUL VENTURE CAPITAL V, LLC/
                        ST. PAUL VENTURE CAPITAL VI, LLC

                                       AND

                           SELECT COMFORT CORPORATION

                          DATED AS OF NOVEMBER 10, 2000


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                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement') is made and entered into as of November 10, 2000, by and among SLEEPTEC, INC., a Delaware corporation ("Seller"), ST. PAUL VENTURE CAPITAL IV, LLC/ST. PAUL VENTURE CAPITAL V, LLC/ST. PAUL VENTURE CAPITAL VI, LLC (collectively, "SPVC") and SELECT COMFORT CORPORATION, a Minnesota corporation ("Buyer").

     WHEREAS, Seller is the owner of a sofa sleeper manufacturing and
distribution   business  that  operates   under  the  SleepTec   trademark  (the
"Business");

     WHEREAS, SPVC , or its affiliate, is the majority equity holder of Seller; and

     WHEREAS, Seller wishes to sell certain of the assets used in the Business, and Buyer wishes to purchase such assets from Seller, all upon and subject to the terms of this Agreement; and

     WHEREAS, SPVC desires to facilitate the transactions contemplated by this Agreement by providing Buyer with certain assurances and financing terms.

     NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                              ARTICLE I
                      PURCHASE AND SALE OF ASSETS
                      ---------------------------

     1.1 TRANSFER OF ASSETS. Upon the terms and subject to the conditions contained herein, at the Closing and on the Closing Date (as such terms are defined herein), Seller agrees to sell, convey, transfer, assign and deliver all of Seller's right, title and interest in, to and under the following assets (the "Assets"), and Buyer agrees to purchase from Seller such Assets:

          (a) INTELLECTUAL PROPERTY RIGHTS. All patents, patent applications, patent rights, registered and unregistered trademarks, trademark applications, names, logos, trade names, service marks, service mark applications, copyrights, computer programs and other computer software, inventions, know-how, trade secrets, technology, proprietary processes, trade dress and formulae used in connection with the Business, including without limitation the intellectual property more specifically described on SCHEDULE 1.1(A) (collectively, "Intellectual Property Rights").

          (b) INVENTORY. The inventory, including raw materials, work-in-progress, finished goods and supplies, stored or held in connection with the Business as set forth on SCHEDULE 1.1(B) (the "Inventory").

          (c) EQUIPMENT. The machinery, equipment, vehicles, spare parts, tools, dies and supplies, whether in the possession of Seller, Seller's suppliers or



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          otherwise,  that  are  used in the  Seller's  Business  and  that  are identified or described on SCHEDULE 1.1(C) hereto (the "Equipment").

          (d) PERMITS. To the extent assignable, all governmental licenses, permits or approvals necessary for the conduct of the Business as currently conducted including without limitation the licenses and permits described on SCHEDULE 1.1(D) (the "Permits").

          (e) PREPAID EXPENSES. All those prepayments or prepaid expenses relating to the Business listed on SCHEDULE 1.1(E) (the "Prepaid Expenses").

          (f) CUSTOMER LISTS. All customer lists relating to the Business (the "Customer Lists").

          (g) ASSUMED CONTRACTS. Those contracts, purchase orders and sales orders listed on SCHEDULE 1.1(G) (the "Assumed Contracts").


          (h) BOOKS AND RECORDS. All of business records, files, supplier lists, specifications, sales literature and all other books and records which relate to the Business and the Assets (the "Books and Records").

     1.2 EXCLUDED ASSETS. No assets other than as described in Section 1.1 hereof shall be included as "Assets" to be purchased hereunder. Without limiting the generality of the foregoing, the following shall be excluded from the "Assets" sold hereunder (the "Excluded Assets"):

          (a) Cash,  money and deposits with financial  institutions and others,
          certificates  of  deposit,   commercial  paper,  notes,  evidences  of
          indebtedness, stocks, bonds and other investments;

          (b) Any right, title and interest under all leases, contracts, agreements, licenses, permits, exemptions, franchises, variances, waivers, consents, approvals and other authorizations which are not included in the Assumed Contracts; and

          (c) Inventory and equipment owned by the Seller that are not included on Schedule 1.1(b) or Schedule 1.1(c).

     Seller and SPVC agree that the Excluded Assets shall be used or liquidated solely to satisfy any liabilities of Seller to its various creditors.

     1.3 ASSUMPTION OF LIABILITIES. Upon the terms and subject to the conditions contained herein, at the Closing, Buyer shall assume and agree to pay, discharge or perform, as appropriate, only the obligations of Seller accruing, arising out of or related to the Assumed Contracts(the "Assumed Liabilities"). It is specifically agreed and understood that any liabilities, obligations or commitments of any kind or nature that are not specifically included in the Assumed Liabilities, whether accrued or unaccrued, whether known or unknown, and whether now

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existing or hereafter  arising from the  operations  of Seller,  the transactions contemplated hereby or otherwise, including without limitation, liabilities, obligations or commitments:

          (a) for any taxes of Seller for any period and any liabilities for any taxes levied or imposed upon the Assets for any period (or any portion of any period) ending on or prior to the Closing;

          (b) of Seller to its employees incurred or made in connection with their employment with Seller (except as specified in the Transition Plan (as defined in Section 5.5 of this Agreement)), including under the Benefit Plans (as defined in Section 2.8 of this Agreement), the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") (except as provided in Section 5.6(d) below);

          (c)  arising  from  the  breach  or   performance   of  any  contract,
          commitment, agreement or understanding of any kind, or from the use of the Assets by Seller that occurred prior to the Closing;

          (d) relating to workers' compensation claims in existence as of the Closing Date or arising from facts or events that occur on or before the Closing Date; or

          (e) relating to product warranty or liability claims arising with respect to products produced prior to the Closing Date; or

          (f) relating to any liens or encumbrances on the Assets;

are excluded from the Assumed Liabilities and shall remain liabilities of the Seller to be satisfied by Seller (the "Excluded Liabilities").

     1.4 PURCHASE CONSIDERATION.

          (a) The consideration for the sale, transfer, assignment, conveyance and delivery of the Assets (the "Purchase Consideration") shall consist of, and be payable in accordance with, the following:

               (i) At the Closing Buyer shall issue to Seller, or its designee, a five-year non-interest bearing subordinated convertible debenture in the principal amount of Four Million Dollars ($4,000,000) (the "Debenture") convertible at the election of the holder into shares of common stock of Buyer based on a conversion price of $5.50 per share. The Debenture shall be in the form of EXHIBIT A.

               (ii) At the Closing, Buyer shall pay to Seller, or its designee, the sum of $207,000 (which is equal to $400,000 less the $193,000 previously advanced by Buyer to Seller, which Seller



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               acknowledges  as  received),  which shall be paid in  immediately available funds (the "Closing Date Cash Payment"); and

          (b) Seller and SPVC hereby acknowledge the determination of the Purchase Consideration, and agree that the Purchase Consideration represents fair value for the Assets. Each of Seller and SPVC agree that it will not challenge the fairness of the Purchase Consideration in any subsequent negotiation or litigation involving the affairs of Seller.

          (c) Seller and SPVC hereby agree that the Closing Date Cash Payment will be used by Seller to satisfy liabilities of Seller to its various creditors.

     1.5 ALLOCATION OF PURCHASE PRICE. The Purchase Consideration shall be allocated as set forth in Schedule 1.5. This allocation shall be binding upon the parties hereto and each of the parties hereto agrees to file their tax returns in accordance with this allocation.

     1.6 TAXES. Except as otherwise provided in this Agreement, all federal, state, local, foreign or other taxes, assessments, levies or other government charges (collectively, "Taxes") in respect of the Assets and income of the Business for the period or portions of periods ending on or prior to the Closing Date shall be borne by Seller. Except as otherwise provided in this Agreement, all Taxes in respect of the Assets and income of the Business as conducted by Buyer for the period or portions of periods beginning on and after the Closing Date shall be borne by Buyer.

     1.7 CLOSING COSTS, TRANSFER TAXES AND FEES.

          (a) Seller shall be responsible for any sales, use, transfer or documentary taxes and recording fees applicable to the transfer contemplated by this Agreement. The sales, use and transfer tax returns required by reason of said transfer shall be timely prepared and filed by Seller. The parties agree to cooperate with each other in connection with the preparation and filing of such returns, in obtaining all available exemptions from such sales, use and transfer Taxes, and in timely providing each other with resale certificates and any other documents necessary to satisfy any such exemptions.

          (b) If Buyer pays any Tax agreed to be borne by Seller under this Agreement, Seller shall promptly (within 30 business days after written notice of the payment is received from the Buyer) reimburse the Buyer for the amounts so paid. If any party receives any refund or credit of Tax to which another party is entitled under this Agreement, the receiving party shall promptly (within 30 days after receipt of such payment) pay such amounts to the party entitled thereto.

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                                  ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------
        Seller hereby represents and warrants to Buyer, as of the date hereof as follows:

     2.1 ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to carry on the Business as it is now being conducted and to own, lease and operate the properties and assets of the Business, and is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of the Business requires such qualification or licensing, except in such jurisdictions in which the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on the Business. For purposes of this Agreement, a "Material Adverse Effect" with respect to the Business or the Assets shall mean an effect that is, or is reasonably expected to be, materially adverse to the business, customers, operations, working capital, financial condition, assets, properties or liabilities of the Business or the Assets or would prevent Seller from consummating the transactions contemplated hereby. Seller has no subsidiaries.

     2.2 AUTHORIZATION. Seller has all requisite corporate power and authority, and has taken all corporate action necessary (including obtaining shareholder approval), to execute and deliver this Agreement and all other agreements it has or will execute in connection herewith, to consummate the transactions contemplated hereby, and to perform its obligations hereunder. This Agreement and all other agreements it has or will execute in connection herewith, have been or will be duly executed and delivered by Seller and each such agreement constitutes or will constitute a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as the enforceability thereof may be limited by (a) the effect of bankruptcy, insolvency, liquidation, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, preferential transfer or distribution laws and other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally, and (b) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     2.3 CONSENTS AND APPROVALS. No notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby other than those notices, declarations, filings or registrations, the failure of which to make, and authorizations, consents or approvals, the failure of which to obtain, would not have a Material Adverse Effect on the Business or the Assets.

     2.4 NO CONFLICT OR VIOLATION. Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Seller, (b) violate, conflict with, or result in or


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constitute a default under,  or result in the  termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any encumbrance upon any of Seller's assets under, any of the terms, conditions or provisions of any contract, indebtedness, note, bond, indenture, security or pledge agreement, commitment, license, lease, franchise, permit, agreement, authorization, concession, or other instrument or obligation to which Seller is a party, or (c) violate any statute, rule or other governmental regulation except, in the case of each of clauses (b) and (c) above, for such violations, defaults, terminations, accelerations or creations of encumbrances which, in the aggregate, would not have a Material Adverse Effect on the Business or the Assets of Seller or its ability to consummate the transactions contemplated hereby or thereby.

     2.5 FINANCIAL INFORMATION. Seller has heretofore supplied to Buyer the financial information relating to the Business and the Assets, which includes without limitation the unaudited balance sheet of Seller dated as of September 29, 2000, all attached hereto as Schedule 2.5 (collectively, the "Seller Financial Information"). The Seller Financial Information presents fairly and accurately in all material respects the information purported to be presented therein at the dates indicated therein; provided, however, Buyer acknowledges that the Seller Financial Information has not been prepared in accordance with generally accepted accounting principles ("GAAP") and failure to comply with GAAP shall not be deemed to be a breach of Seller's representation in this
Section 2.5.

     2.6 EMPLOYMENT MATTERS. Seller: (i) is in compliance in all material respects within all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to the employees of the Business (collectively, the "Employees" and each, individually, an "Employee"); (ii) has withheld, reported, and paid all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or to the knowledge of the Seller threatened, or reasonably anticipated on the basis of injury or medical condition known to Seller, claims or actions against Seller under any worker's compensation policy or long-term disability policy.

     2.7 LABOR MATTERS. None of the employees of Seller are represented by any labor union or collective bargaining unit. There is no labor strike pending or, to Seller's knowledge, threatened against Seller in connection with the Business nor is Seller experiencing a work stoppage, slowdown, picketing or employee grievance process in connection with the Business. There is no unfair labor practice charge or complaint against Seller pending before the National Labor Relations Board or any other governmental agency arising out of Seller's activities in connection with the Business.

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     2.8 EMPLOYEE BENEFIT PLANS.


          (a) Notwithstanding any provision in this Agreement to the contrary, for purposes of this Section 2.8, the term "Benefit Plan" means any pension, retirement, profit sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan; any medical, vision, dental or other health or welfare plan; any life insurance plan or any other employee benefit plan or fringe benefit plan; any other written or unwritten employee program, arrangement, agreement or understanding; commitments, obligations or methods of contribution or compensation (whether arrived at through collective bargaining or otherwise), whether formal or informal, whether funded or unfunded, and whether legally binding or not; any "employee benefit plan," as that term is defined in
          Section 3(3) of ERISA, that is currently or previously adopted, maintained, administered, sponsored in whole or in part, or contributed to by Seller or any entity that is required to be aggregated with Seller under Section 414 of the Internal Revenue Code of 1986, as amended, (the "Code") at any time prior to the Closing Date, and which shall be referred to as "ERISA Affiliate", for the benefit of, providing any remuneration or benefits to, or covering any current or former employee, retiree, dependent, spouse, or other family member or beneficiary of such employee or retiree, director, independent contractor, shareholder, officer or consultant of Seller or any ERISA Affiliate or under (or in connection with) which Seller or any ERISA Affiliate has any contingent or noncontingent liability of any kind, whether or not probable of assertion (collectively, the "Benefit Plans").

          (b) All of the Benefit Plans of Seller or any ERISA Affiliate and the assets retained for the funding of benefits through said Benefit Plans and any corresponding or related liabilities (except as specified in the Transition Plan) are specifically excluded from any assets and liabilities transferred pursuant to this Agreement. Except as specified in the Transition Plan and Section 4.6(d) below, Buyer is not obligated to adopt or continue, or assume any obligations of or responsibilities for, any Benefit Plans maintained by or sponsored by Seller (or any ERISA Affiliate) or any Benefit Plans in which Seller (or any ERISA Affiliate) is a participating employer or for which
          Seller   (or   any   ERISA   Affiliate)   has   any   obligations   or
          responsibilities.

     2.9 NO BROKERS. Seller has not employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Buyer to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

     2.10 NO OTHER AGREEMENTS TO SELL THE ASSETS. Neither Seller nor any of its representatives has any commitment or legal obligation, absolute or contingent, to any other person or firm other than Buyer to sell, assign, transfer or effect a sale of any of the Assets (other


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than  inventory  in the  ordinary  course  of  business),  or to enter  into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

     2.11 TITLE TO ASSETS; CONDITION. At the Closing, Seller shall transfer to Buyer good and marketable title to all of the Assets, free and clear of any and all mortgages, security interests, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions or restrictions. The Inventory is usable and saleable by Buyer in the ordinary course of business, consistent with past practices. The Equipment is in good operating condition and repair and fit for the intended purposes thereof, ordinary wear and tear excepted.

     2.12 TAX RETURNS AND AUDITS. Seller has filed all federal, state, and local tax returns required by law, has correctly reported its income and has paid all taxes, assessments and penalties shown to be due and payable on such tax returns within the times and in the manner prescribed by law.

     2.13 INTELLECTUAL PROPERTY RIGHTS. Except as set forth in Schedule 1.1(a) hereto:

          (a) Seller owns or has the unrestricted right to enforce and use all of the Intellectual Property Rights, free and clear of all liens and encumbrances.

          (b) All of the Intellectual Property Rights are subsisting, unexpired, have not been abandoned and have been properly and validly filed, submitted or maintained to the applicable government agency if such filing, submission or maintenance is necessary in order to perfect such rights. Seller has not misappropriated the trade secrets, technology, know-how, inventions or the like of any third party. No judgment, decree, injunction, rule or order, directly or indirectly relating to Seller's rights in and to the Intellectual Property Rights has been rendered by any governmental entity which would limit, cancel or question the validity of or their respective rights in and to, any of the Intellectual Property Rights. Seller has not received written notice, and does not otherwise have knowledge, of any pending or threatened suit, action or proceeding that either does or would limit, cancel or question the validity of, Seller's rights in and to, any of the Intellectual Property Rights. Seller has not received notice, and does not otherwise have knowledge, of any allegations, assertions or other indications that the manufacturing, marketing or selling of any of the products of Seller infringe the intellectual property rights of a third party.

          (c) Seller has taken all reasonable measures to maintain the confidentiality of all of the Intellectual Property Rights the value of which is contingent, in whole or in part, upon maintenance of the confidentiality thereof. Seller does not (i) own or use any Intellectual Property Rights pursuant to any written license agreement and (ii) has not granted any person or entity any rights, pursuant to written license agreement or otherwise, to use any of the Intellectual Property Rights.

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          (d)  Seller  has the sole and  exclusive  right to market and sell its products anywhere in the world and no third party has any rights or claims to prevent such activities of Seller.

          (e) Schedule 1.1(a) hereto sets forth a complete and correct list of all patents, patent applications, trademarks, trademark applications and licenses (other than licenses for commercially available software) that are a part of the Intellectual Property Rights.

     2.14 ASSUMED CONTRACTS. There is no default or event which, with the lapse of time or the giving of notice or both, would constitute a default by any party to any of the Assumed Contracts.

     2.15 LITIGATION. Seller is not subject to any legal, administrative, arbitration or other proceeding, suit, claim or action of any nature, or investigation, review or audit of any kind, or judgment, decree, decision, injunction, writ or order pending, noticed, scheduled or, to the knowledge of Seller, threatened or contemplated by or against or involving the Assets or the Business, whether at law or in equity, before or by any person or entity or authority, or against Seller or its directors, officers, agents or employees that questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

     2.16 TRUTHFUL REPRESENTATIONS. None of the representations, warranties, or statements made by Seller in this Agreement or in any of the documents described in Section 8.2 (including any Schedules or Exhibits attached to this Agreement or such documents described in Section 8.2, either (i) contains or will contain any untrue statement of a material fact or (ii) omits or will omit any material fact necessary to make the statements made not misleading.

                                ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF BUYER
                  ---------------------------------------

        Buyer hereby represents and warrants to Seller, as of the date hereof, as follows:

     3.1 ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota with full power and authority to own and lease its properties and conduct its business as it is presently being conducted.

     3.2 AUTHORIZATION. Buyer has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action by Buyer. No other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

     3.3 NO CONFLICT OR VIOLATION. Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Buyer, (b) violate, conflict with, or result in or constitute a default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any encumbrance upon any of Buyer's assets under, any of the terms, conditions or provisions of any contract, indebtedness, note, bond, indenture, security or pledge agreement, commitment, license, lease, franchise, permit, agreement, authorization, concession, or other instrument or obligation to which Buyer is a party, or (c) violate any statute, rule or other governmental regulation except, in the case of each of clauses (b) and (c) above, for such violations, defaults, terminations, accelerations or creations of encumbrances which, in the aggregate, would not have a Material Adverse Effect on the business of Buyer or its ability to consummate the transactions contemplated hereby or thereby.

     3.4 CONSENTS AND APPROVALS. No notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     3.5 NO BROKERS. Buyer has not employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Seller to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

                                ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF SPVC
                  --------------------------------------

        SPVC hereby represents and warrants to Seller, as of the date hereof, as follows:

     4.1 ORGANIZATION OF SPVC. SPVC is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota with full power and authority to own and lease its properties and conduct its business as it is presently being conducted.

     4.2 AUTHORIZATION. SPVC has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation by SPVC of the transactions contemplated hereby have been duly authorized by all necessary corporate action by SPVC. No other corporate proceedings on the part of SPVC are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by SPVC and constitutes a legal, valid and binding obligation of SPVC, enforceable against SPVC in accordance with its terms.

     4.3  NO  CONFLICT  OR  VIOLATION.   Neither  the  execution,   delivery  or
performance of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by

SPVC with any of the provisions hereof, will (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of SPVC, (b) violate, conflict with, or result in or constitute a default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any encumbrance upon any of SPVC's assets under, any of the terms, conditions or provisions of any contract, indebtedness, note, bond, indenture, security or pledge agreement, commitment, license, lease, franchise, permit, agreement, authorization, concession, or other instrument or obligation to which SPVC is a party, or (c) violate any statute, rule or other governmental regulation except, in the case of each of clauses (b) and (c) above, for such violations, defaults, terminations, accelerations or creations of encumbrances which, in the aggregate, would not have a Material Adverse Effect on the business of SPVC or its ability to consummate the transactions contemplated hereby or thereby.

     4.4 CONSENTS AND APPROVALS. No notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by SPVC in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     4.5 NO BROKERS. SPVC has not employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Seller to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

                               ARTICLE V
                       COVENANTS OF THE PARTIES
                       ------------------------

        The parties each covenant and agree with the others as follows:

     5.1 FURTHER ASSURANCES. Upon the terms and subject to the conditions contained herein, the parties agree, both before and after the Closing, (i) to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder or thereunder, and (iii) to cooperate with each other in connection with the foregoing. Furthermore, SPVC hereby agrees that, during the period before the Closing and for the period of three (3) years following the Closing, it will: (i) not make any filings or otherwise take any action that would have the effect of subjecting Seller, the Business or any of the Assets to any proceedings under bankruptcy or other similar laws, and (ii) take all such actions as may be necessary to prevent Seller, the Business and the Assets from becoming or remaining subject to any proceedings under bankruptcy or other similar laws.

     5.2 NOTIFICATION OF CERTAIN MATTERS. From the date hereof through the Closing, Seller shall give prompt notice to Buyer of, and Buyer shall give prompt notice to Seller if it obtains knowledge of (a) the occurrence, or failure to occur, of any event which occurrence or failure would likely cause any representation or warranty contained in this Agreement, or in any document delivered in connection with the Agreement, to be untrue or inaccurate in any material respect and (b) any material failure of Seller, on the one hand, or Buyer on the other hand, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any document delivered in connection with the Agreement, and each party shall use all reasonable efforts to remedy any such failure on its part.

     5.3 NO SOLICITATION OR ALTERNATE TRANSACTION. Seller and SPVC agree that they will not, and will ensure that their employees, independent contractors, consultants, counsel, accountants, investment advisors and other representatives and agents will not, directly or indirectly, solicit or entertain offers from, negotiate with, provide any nonpublic information to, enter into any agreement with, or in any manner encourage, discuss, accept or consider any proposal of, any third party relating to the acquisition of the Business or any of the Assets, in whole or in part, through a sale of substantially all of the assets or of a significant amount of assets, or similar transactions involving Seller (such proposals, announcements or transactions being called herein "Acquisition Proposals"). Sellers will promptly inform Buyer of any inquiry (including the terms thereof and the identity of the third party making such inquiry) which it may receive in respect of an Acquisition Proposal and furnish to Buyer a copy of any such written inquiry.

     5.4 ACCESS TO INFORMATION. Seller shall cooperate with Buyer and provide Buyer and its authorized agents and representatives, both during the period of time prior to the Closing Date and at all times thereafter, reasonable access to the Assets, and shall permit Buyer and its authorized agents and representatives to make such inspections and testing and conduct such interviews and inquiries as Buyer may reasonably require in connection with Buyer's review of the Business, including, without limitation, financial information, customer lists, and up-to-date marketing information. Buyer shall conduct all such inspections, testing and other information gathering described above only (a) at Buyer's sole cost and expense, (b) during regular business hours, and (c) in a manner which will not unduly interfere with the operation of the Business. Any and all such information gathered by Buyer as a result of, or in connection with, such information gathering shall be treated as Confidential Information and subject to the provisions of Section 11.13.

     5.5 TRANSITION PLAN. Each of the parties hereto hereby agrees to comply in all respects with the Transition Plan attached hereto as Schedule 5.5 (the "Transition Plan").

     5.6 EMPLOYEE MATTERS.

          (a) GENERAL. Seller agrees to continue the employment of its employees in accordance with the Transition Plan. Seller agrees to fund the compensation expressly committed to be funded by Seller as specified in the Transition Plan for such transitional employees. Buyer agrees to fund the compensation expressly committed to be funded by Buyer as specified in the Transition Plan for such transitional employees that meet the requirements of the Transition Plan including achievement of any applicable objectives established by Buyer. Buyer shall not be required to offer employment to any of the employees of Seller. Buyer may offer employment to employees of Seller on such terms and conditions as may be determined by Buyer in its sole discretion.

          (b) ACCRUED VACATION AND SEVERANCE PAY. Except as specifically set forth in the Transition Plan, Buyer shall not be responsible for any accrued vacation, severance or other employment-related expenses of any of the employees of Seller. Seller shall remain responsible for all accrued vacation and/or severance pay to its employees, except as expressly committed to be funded by Buyer under the Transition Plan.

          (c) NO ASSUMPTION OF BENEFIT PLANS. Except for: (i) Buyer's funding of severance and granting of options as specified in the Transition Plan, and (ii) Buyer's making COBRA continuation coverage available to certain individuals as specified in Section 5.6(d) below, Buyer has not agreed to and will not assume any of the Benefit Plans or any obligation or liability in connection therewith. Seller shall indemnify and hold Buyer and its Affiliates harmless from and against any liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, attorneys' fees and expenses) of any nature in connection with liabilities of Seller associated with any pension, welfare or other benefit plan maintained by Seller.

          (d) COBRA CONTINUATION COVERAGE. Beginning as of the later of the Closing Date or the date on which Seller ceases to provide any group health plan to its employees, Buyer shall make COBRA continuation coverage available to each individual who is a qualified beneficiary whose qualifying event occurs prior to or in connection with the transactions contemplated by this Agreement and who is, or whose qualifying event occurred in connection with, an employee of Seller covered under Seller's group health plan (an "Eligible Qualified Beneficiary"). Within two (2) business days after the Closing Date, Seller shall deliver to Buyer a complete and accurate list of each then Eligible Qualified Beneficiary, the date and nature of the qualifying event pursuant to which the Eligible Qualified Beneficiary became covered or eligible to be covered under Seller's group health plan and the last known address of each such Eligible Qualified Beneficiary together with all documents, records, forms, elections, notices and other relevant materials relating to such coverage or eligibility to elect such coverage in the possession of or reasonably accessible to Seller. Thereafter, Seller shall promptly provide to Buyer the information specified in the previous sentence for any individual who subsequently becomes an Eligible Qualified Beneficiary. Any term used in this subsection (d) that is defined in Section 4980B of the Code or regulations or proposed regulations thereunder shall have the meanings ascribed to the term in Section 4980B of the Code or such regulations or proposed regulations.

     5.7 CONSENTS AND BEST EFFORTS. Buyer shall, as soon as practicable, commence to take all action required to obtain all consents, approvals and agreements of, and to give all notices and make all other filings with, any third parties, including governmental authorities, necessary to authorize, approve or permit the full and complete sale, conveyance, assignment and transfer of the Assets, and Seller shall cooperate with Buyer with respect thereto. In addition, subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use its commercially reasonable efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby and to cause the fulfillment of the parties' obligations hereunder.

     5.8 CONDUCT OF BUSINESS. Seller shall not, except as specifically contemplated by this Agreement or as consented to by Buyer in writing: (a) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any of the Assets, or any interests therein, except in the ordinary course of business; (b) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of, any corporation, partnership, association or other business organization or division thereof related to the Business; or (c) enter into any agreement, or otherwise become obligated, to take any action which would prohibit Seller from complying with its obligations hereunder.

     5.9 DISPOSITION OF EXCLUDED LIABILITIES. Seller and SPVC hereby agree that they shall remain jointly and severally responsible for satisfying all of the Excluded Liabilities. SPVC hereby agrees to provide such funding to Buyer as may be necessary to enable Buyer (or its successor) to fully satisfy the Excluded Liabilities. Seller and SPVC hereby jointly and severally agree to defend, indemnify and hold harmless the Buyer and its officers, directors and subsidiaries from and against all costs, expenses and damages (including reasonable attorneys' fees and costs) that may be incurred by Buyer and its officers, directors and subsidiaries as a result of the failure of Seller and/or SPVC to satisfy the Excluded Liabilities. The obligations of SPVC under this
Section 5.9 are also subject to the limitation under Section 10.3 of this Agreement.

     5.10 CHANGE IN SELLER'S CORPORATE NAME. Following the Closing, Seller agrees to change its name in order to enable Buyer to have exclusive use of Seller's corporate name.

                                   ARTICLE VI
                      CONDITIONS TO SELLER'S OBLIGATIONS
                      ----------------------------------

        The obligations of Seller to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller:

     6.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, and Buyer shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

     6.2 CERTIFICATES. Buyer shall furnish Seller with such certificates of its officers and others to evidence compliance with the conditions set forth in this
Article VI as may be reasonably requested by Seller.

     6.3 CORPORATE DOCUMENTS. Seller shall have received from Buyer resolutions adopted by the Board of Directors of Buyer approving this Agreement and the transactions contemplated hereby, certified by Buyer's corporate secretary.

     6.4 ANCILLARY DOCUMENTS. Buyer shall have executed and delivered each of the documents described in Section 8.3.

     6.5 NO ACTIONS OR COURT ORDERS. No action by any governmental authority or court order shall have been instituted, or overtly threatened, seeking to enjoin or otherwise prevent the transactions contemplated by this Agreement.

                              ARTICLE VII
                   CONDITIONS TO BUYER'S OBLIGATIONS
                   ---------------------------------

        The obligations of Buyer to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer:

     7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, and Seller shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

     7.2 CONSENTS, REGULATORY COMPLIANCE AND APPROVAL. Seller shall have obtained all consents, approvals and waivers from governmental authorities and other parties necessary to the consummation of the transactions contemplated hereby, unless the failure to obtain any such consent, approval or waiver would not have a Material Adverse Effect on the Business or the Assets.

     7.3 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall have been no Material Adverse Effect on the Assets or the Business.

     7.4 NO ACTIONS OR COURT ORDERS. No action by any governmental authority or court order shall have been instituted, or overtly threatened, seeking to enjoin or otherwise prevent the transactions contemplated by this Agreement.

     7.5 CERTIFICATES. Seller shall furnish Buyer with such certificates of its officers and others to evidence compliance with the conditions set forth in this
Article VII as may be reasonably requested by Buyer.

     7.6 CORPORATE DOCUMENTS. Buyer shall have received from Seller resolutions adopted by the Board of Directors and shareholders of Seller, and the Board of Directors of SPVC, approving this Agreement and each of the Ancillary Agreements to which it is a party and the transactions contemplated hereby and thereby, certified by the corporate secretary of Seller and SPVC, respectively.

     7.7 ANCILLARY AGREEMENTS. Seller shall have executed and delivered each of the documents set forth in Section 8.2.

                              ARTICLE VIII
                                CLOSING
                                -------

     8.1 CLOSING. The closing of the transactions contemplated herein (the "Closing") shall be held on November 10, 2000 or at such other time and date as the parties hereto may agree (the "Closing Date"). For the purpose of any calculation or determination required to be made by any of the parties following the Closing, the Closing shall be deemed to have been effective as of 12:01 a.m. on the Closing Date.

     8.2 SELLER'S DELIVERIES. At the Closing, Seller shall deliver to Buyer:


          (a) An executed original of a Bill of Sale and Assignment Agreement in the form of EXHIBIT B (the "Bill of Sale") and other required documents of conveyance relating to the Intellectual Property Rights, Inventory, Equipment, Receivables, Permits, Prepaid Expenses, Customer Lists, Assumed Contracts and Books and Records;

          (b) All consents, certificates and other documents required by Article VII in form reasonably satisfactory to Buyer; and

          (c) An opinion of counsel to Seller dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer and its counsel.

     8.3 BUYER'S DELIVERIES. At the Closing, Buyer shall deliver to Seller:


          (a) An executed original of an Assumption Agreement relating to the Assumed Liabilities, in the form of EXHIBIT C (the "Assumption Agreement");


          (b) The Closing Date Payment contemplated by Section 1.4;

          (c) The Debenture;

          (d) All consents, certificates and other documents required by Article VI in form reasonably satisfactory to Seller; and

          (e) An opinion of counsel to Buyer dated as of the Closing Date, in form and substance reasonably satisfactory to Seller and its counsel.

The Bill of Sale and the Assumption Agreement are collectively referred to herein as the "Ancillary Agreements."

                                  ARTICLE IX
                 ACTIONS BY SELLER AND BUYER AFTER THE CLOSING
                 ---------------------------------------------

     9.1 TAX MATTERS. Seller and Buyer shall (i) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to any liability for Taxes, (ii) each retain and provide the other with any records or other information that may be relevant to such return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any tax return of the other for any period. Without limiting the generality of the foregoing, Buyer and Seller shall each retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all tax returns, supporting work schedules, and other records or information that may be relevant to such returns for all tax periods or portions thereof ending on or before the Closing Date.

                                   ARTICLE X
                        SURVIVAL AND INDEMNIFICATION
                        ----------------------------

     10.1 SURVIVAL OF REPRESENTATIONS, ETC. The representations, warranties and covenants of the parties shall survive until the statute of limitations applicable to the subject matter of such representations expire.

     10.2 INDEMNIFICATION.

          (a) OBLIGATION TO INDEMNIFY. In addition to specific indemnification provisions set forth elsewhere in this Agreement, each party (the "Indemnitor") shall indemnify and hold harmless the other party and its employees, officers and directors (each an "Indemnitee") from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by, imposed upon or asserted against the Indemnitee in connection with, arising out of, or resulting from (i) any breach of any representation or warranty made by the Indemnitor in this Agreement or in any of the Ancillary Agreements; provided that the Indemnitee shall have given Indemnitor specific notice of the alleged breach during the survival period specified in Section 10.1; or (ii) any failure by the Indemnitor to perform any agreement, covenant or obligation of the Indemnitor pursuant to this Agreement or any of the Ancillary Agreements; provided that the Indemnitee shall have given Indemnitee notice of the alleged breach during the survival period specified in Section 10.1. Furthermore, Seller and SPVC shall indemnify and hold Buyer and its officers, directors and subsidiaries harmless from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, attorneys' fees and expenses) (i) included among or arising in connection with the Excluded Liabilities, or (ii) incurred by, imposed upon or asserted against any such party resulting from any actual or potential claims of any third party, whether now known or hereafter arising, that any product, as presently manufactured by Seller (and as such products are manufactured by Buyer without modification), infringes any patent rights owned by any such third party, including any claims relating to patents that may have been abandoned but continue to have revival rights.

          (b) CONDITIONS PRECEDENT; DEFENSE OF CLAIMS. The obligation of the Indemnitor to indemnify any Indemnitee hereunder shall be conditioned upon (i) timely notice by such Indemnitee or a third party to the Indemnitor of any event that has given or may give rise to a claim for indemnification hereunder, and (ii) at least sixty (60) days notice by such Indemnitee or a third party to the Indemnitor of any intention to settle or compromise any claim or liability for which a claim for indemnification is subsequently made hereunder. At any time within ten
          (10) days after receipt of any such notice, the Indemnitor shall be entitled, if it so elects, at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action and (ii) to employ and engage attorneys of its own choice to handle and defend the same. In the event the Indemnitee assumes the defense of the claim in question, the Indemnitee shall keep the Indemnitor reasonably informed of the progress of any such defense. Indemnitee shall not enter into a compromise or settlement for which it seeks indemnity without the prior written consent of the Indemnitor.

          (c) BUYER'S RIGHTS TO OFFSET CLAIMS AGAINST DEBENTURE. As a non-exclusive remedy for claims of indemnification under this Agreement, Buyer shall be entitled to offset its claims for indemnification under this Agreement, from either Seller or SPVC, against any amount that may be owed by Buyer under the Debenture delivered as part of the Purchase Consideration under this Agreement. Buyer may effect such rights of offset by giving written notice thereof to the holder of the Debenture in accordance with the terms of the Debenture, specifying the nature and amount of the claims to be offset. The Company agrees to give the Holder not less than thirty
          (30) days notice of its intention to exercise its rights to offset hereunder in order to give the Holder adequate opportunity to satisfy any such claims in cash. The Holder shall not be entitled to convert the Debenture during the pendency of any notice of offset.

     10.3 LIMITATION. SPVC shall have no liability pursuant to this Article 10 for any amounts in excess of Four Million Dollars ($4,000,000) (the "Maximum Amount").

                                ARTICLE XI
                              MISCELLANEOUS
                              -------------

     11.1  TERMINATION.  This  Agreement  may be terminated at any time prior to
Closing:

          (a) By mutual written consent of Buyer, Seller and SPVC;

          (b) By Buyer or Seller if the Closing shall not have occurred on or before November 30, 2000; PROVIDED however, that this provision shall not be available to Buyer if Seller has the right to terminate this Agreement under clause (d) of this Section 11.1, and this provision shall not be available to Seller if Buyer has the right to terminate this Agreement under clause (c) of this Section 11.1;

          (c) By Buyer if there is a material breach of any representation or warranty set forth in Article II hereof or of any covenant or agreement to be complied with or performed by Seller or SPVC pursuant to the terms of this Agreement or the failure of a condition set forth in Article VI to be satisfied (and such condition is not waived in writing by Buyer) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article VI to be satisfied on or prior to the Closing Date, PROVIDED that, Buyer may not terminate this Agreement pursuant to this Section 11.1(c) prior to the Closing if Buyer has not provided Seller and SPVC with written notice of the noncompliance or nonperformance and Seller or SPVC has not cured such noncompliance or nonperformance in all material respects within ten (10) business days thereafter; or

          (d) By Seller if there is a material breach of any representation or warranty set forth in Article III hereof or of any covenant or agreement to be complied with or performed by Buyer pursuant to the terms of this Agreement pursuant to this Section 11.1(d) or the failure of a condition set forth in Article V to be satisfied (and such condition is not waived in writing by Seller) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article V to be satisfied on or prior to the Closing Date; PROVIDED that, Seller may not terminate this Agreement prior to the Closing Date if Seller has not provided Buyer with written notice of the noncompliance or nonperformance, and Buyer has not cured such noncompliance or nonperformance in all material respects within ten (10) business days thereafter to cure such failure.

     11.2 IN THE  EVENT OF  TERMINATION.  In the  event of  termination  of this
Agreement:

          (a) Each party shall promptly redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and

          (b) No party hereto shall have any liability to any other party to this Agreement, except as stated in subsection (a) of this Section 11.2, and except for any willful breach of this Agreement occurring prior to the proper termination of this Agreement.

     11.3 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties, provided that, Buyer may assign its rights under this Agreement to any wholly owned subsidiary of Buyer so long as Buyer remains obligated to fulfill its obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

     11.4 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given: (i) when received if personally delivered;
(ii) when transmitted if transmitted by telecopy, electronic or digital transmission method; (iii) the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and (iv) upon receipt, if sent by certified or registered mail, return receipt requested.

     In each case notice shall be sent to:

        (a)    If to Seller, addressed to:

                      SleepTec, Inc.
                      2580 Westside Parkway, Suite 600
                      Alpharetta, GA  30004-9835
                      Attention:  Paul G. Brown
                      Chief Financial Officer
                      Facsimile:  770-664-0033

               With a copy to:

                      Jeffrey M. Stein
                      King & Spalding
                      191 Peachtree Street
                      Atlanta, GA  30303-1763
                      Facsimile:  404-572-5100

               With another copy to:

                      William H. Needle, Esq.
                      Needle & Rosenberg, P.C.
                      127 Peachtree Street, N.E.
                      Atlanta, GA  30303-1811
                      Facsimile:  404-688-9880

        (b)    If to Buyer, addressed to:

                      Select Comfort Corporation
                      10400 Viking Drive, Suite 400
                      Minneapolis, MN  55344
                      Attention:  Mark A. Kimball
                      Senior Vice President and General Counsel
                      Facsimile:  952-918-3111

               With a copy to:

                      Thomas R. Marek, Esq.
                      Oppenheimer Wolff & Donnelly LLP
                      Plaza VII, Suite 3300
                      45 South Seventh Street
                      Minneapolis, MN  55402
                      Facsimile:  612-607-7100

        (c)    If to SPVC, addressed to:

                      St. Paul Venture Capital, Inc.
                      10400 Viking Drive, Suite 500
                      Minneapolis, MN  55344
                      Attention:  Patrick A. Hopf
                      Facsimile:  952-995-7475

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     11.5 CHOICE OF LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Minnesota (without reference to its choice of law provisions).

     11.6 ENTIRE AGREEMENT: AMENDMENTS AND WAIVERS. This Agreement, together with all Exhibits and Schedules hereto and the Ancillary Agreements, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

     11.7 MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.8 EXPENSES. Except as otherwise specified in this Agreement, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

     11.9 INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     11.10 TITLES. The titles, captions or headings of the Articles and Sections herein are for convenience of reference only and are not intended to be a part of or to affect or restrict the meaning or interpretation of this Agreement.

     11.11 NO THIRD-PARTY BENEFICIARY. The provisions of this Agreement are for the benefit only of the parties hereto, and no third party may seek to enforce, or benefit from, these provisions. The parties specifically disavow any desire or intention to create any third party beneficiary hereunder, and specifically declare that no person or entity, except for the parties and their successors and permitted assigns, shall have any right hereunder nor any right of enforcement hereof.

     11.12 REPRESENTATION BY COUNSEL; MUTUAL NEGOTIATION. Each party has had the opportunity to be represented by counsel of its choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction, and construction of the parties, at arm's-length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to any party. The parties' respective counsel may not be disqualified from representing their clients in indemnification or other disputes arising out of this transaction by virtue of such counsel's prior representation of the other party in an unrelated matter.

     11.13 CONFIDENTIALITY. Each of the parties hereto agrees that all information obtained by them in the course of negotiating the transaction and conducting the due diligence investigation regarding the transaction as described above will be held in strictest confidence by each of the parties hereto and will be divulged in strictest confidence only to those employees and agents of the parties hereto, including legal counsel, accountants and financial advisers, who have a need to know such information.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, all as of the day and year first above written.

SELECT COMFORT CORPORATION                    SLEEPTEC, INC.

By: /s/ William R. McLaughlin                 By: /s/ Patrick A. Hopf
   ----------------------------                  -------------------------------
Name: William R. McLaughlin                   Name:
     --------------------------                    -----------------------------
Its: President and CEO                        Its:
    ---------------------------                   ------------------------------


                                              ST. PAUL VENTURE CAPITAL IV, LLC


                                              By: /s/ Patrick A. Hopf
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Its:
                                                  ------------------------------

                                              ST. PAUL VENTURE CAPITAL V, LLC

                                              By: /s/ Patrick A. Hopf
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Its:
                                                  ------------------------------

                                              ST. PAUL VENTURE CAPITAL VI, LLC
                                                By:  SPVC Management VI, LLC
                                                Its: Managing Member
                                                 /s/ Patrick A. Hopf
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

EXHIBITS
--------

Exhibit A             Debenture
Exhibit B             Bill of Sale
Exhibit C             Assumption Agreement

SCHEDULES
---------

Schedule 1.1(a)       Intellectual Property Rights
Schedule 1.1(b)       Inventory
Schedule 1.1(c)       Equipment
Schedule 1.1(d)       Permits
Schedule 1.1(e)       Prepaid Expenses
Schedule 1.1(g)       Assumed Contracts
Schedule 1.5          Allocation of Purchase Price
Schedule 2.5          Seller Financial Information
Schedule 5.5          Transition Plan